EXHIBIT 99.1

Plug Power Announces 2014 First Quarter Results

LATHAM, N.Y., May 14, 2014 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today reported its 2014 first quarter results. Some significant accomplishments in the first quarter include:

  Broad Customer Acceptance of GenKey: Plug Power has closed GenKey deals with such customers as Kroger, Walmart, Volkswagen and Central Grocers during the quarter. GenKey is Plug Power's turnkey hydrogen fuel cell solution intended to simplify the transition to fuel cells for the customer. The first GenKey site is scheduled to be deployed this month with Walmart in Pottsville, Pennsylvania.

  Enhanced Balance Sheet: As of May 14, 2014, Plug Power has $174M in cash on its balance sheet to support business growth. With this funding, Plug Power intends to leverage opportunities to increase revenue and margins through strategic investments in areas such as stack development.

  Focus on hydrogen generation and distribution opportunities: The Company views hydrogen generation and distribution as critical to expand margins and increase revenue in the future. Some of the recent funding may be used to provide capital to fund projects supporting this activity.

Already to date in 2014, Plug Power has over $80M in bookings – double the bookings from 2013. Plug Power attributes this increased growth to the successful launch of its GenKey business. The company expects to ship over 650 GenDrive units in the second quarter.

"We are focused on building a large profitable company," said Andy Marsh, CEO at Plug Power Inc. "Investments in the sales team, hydrogen generation, hydrogen distribution, geographic expansion and stack technologies are just some of the steps being taken by Plug Power today to build our future. We are targeting over $70 M in revenue for 2014, but these steps are expected to accelerate growth in the upcoming years."

Financial Results

The financial information below consists of preliminary estimates prepared by Plug Power's management and as such may be subject to final adjustment. Therefore, actual results may differ from these estimates. The final financial information will be included in our filing of the Form 10-Q on or before May 15, 2014.

Total revenue for the first quarter of 2014 was $5.6 million, comprised of $3.2 million for product revenue, $2.1 million for service revenue and $0.3 million for research and development (R&D) contract revenue. This compares to total revenue of $6.4 million in the first quarter of 2013, which was comprised of $4.7 million for product revenue, $1.3 million for service revenue and $0.4 million for R&D contract revenue.

The Company shipped 165 units during the first quarter of 2014 compared to 238 units in the first quarter of 2013.

Total cost of revenue for the first quarter of 2014 was $7.9 million, comprised of $3.5 million for cost of product revenue, $4.0 million for service revenue and $0.4 million for cost of R&D contract revenue. This compares to total cost of revenue of $8.6 million in the first quarter of 2013, which was comprised of $5.1 million for cost of product revenue, $2.9 million for service revenue and $0.6 million for cost of R&D contract revenue.

R&D expenses for the first quarter of 2014 were $1.3 million compared with $0.8 million for the first quarter of 2013. Selling, general and administrative (SG&A) expenses for the first quarter of 2014 were $3.3 million compared with $2.9 million for the first quarter of 2013. Additionally, $0.6 million was expensed for amortization of intangible assets during the first quarter of 2014 and 2013.

Net loss for the first quarter of 2014 was $75.9 million, or $0.57 per share on a basic and diluted basis.  Included in the net loss for the first quarter of 2014 was a charge related to the change in fair value of previously issued common stock warrants of $68.4 million. Excluding this item, adjusted net loss for the first quarter of 2014 was $7.5 million, or $0.06 per share on a basic and diluted basis.

Net loss for the first quarter of 2013 was $8.6 million, or $0.18 per share on a basic and diluted basis.  Included in the net loss for the first quarter of 2013 was a charge related to the change in fair value of previously issued common stock warrants of $2.1 million. Excluding this item, adjusted net loss for the first quarter of 2013 was $6.4 million, or $0.13 per share on a basic and diluted basis.

Please see the tables at the end of this press release for a reconciliation of net loss to adjusted net loss.

Conference Call

Plug Power has scheduled a conference call today at 10:00 am ET to review the Company's results for the first quarter of 2014. Interested parties are invited to listen to the conference call by calling 877.407.8291.

The webcast can be accessed at www.plugpower.com, selecting the conference call link on the home page, or directly at http://www.media-server.com/m/p/aqetc8ek. A playback of the call will be available online for a period following the event.

About Plug Power Inc.

The architects of modern fuel cell technology, Plug Power is revolutionizing the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints. Long-standing relationships with industry leaders, including Walmart, Sysco, Procter & Gamble, and Mercedes Benz, forged the path for Plug Power's innovative GenKey hydrogen and fuel cell system solutions. With more than 4,500 GenDrive units deployed to material handling customers, accumulating over 20 million hours of runtime, Plug Power manufactures tomorrow's incumbent power solutions today. Additional information about Plug Power is available at www.plugpower.com.

Plug Power Inc. Safe Harbor Statement

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. ("PLUG"), including but not limited to statements about PLUG's forecast of financial performance, order bookings, product shipments, products and services, business model, strategy and growth opportunities, and competitive position. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims and contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission. For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG's public filings with the Securities and Exchange Commission (the "SEC") including, the "Risk Factors" section of PLUG's Annual Report on Form 10-K for the year ended December 31, 2013. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Plug Power Inc.
Financial Highlights

Balance Sheets (Dollars in thousands):
(unaudited)
	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$ 63,232	$ 5,027
Accounts receivable, net	6,342	6,429
Inventory	11,944	10,406
Prepaid expenses and other current assets	2,796	1,851

Total current assets	84,314	23,713

Restricted cash	500	500
Property, plant and equipment, net	5,236	5,278
Leased property under capital lease, net	2,324	2,453
Note receivable	494	510
Intangible assets, net	2,336	2,902

Total assets	$ 95,204	$ 35,356

Liabilities, Redeemable Preferred Stock, and Stockholders' Equity
Current liabilities:
Borrowings under line of credit	$ --	$ --
Accounts payable	2,838	3,094
Accrued expenses	2,250	3,069
Product warranty reserve	1,478	1,608
Deferred revenue	3,615	3,435
Obligations under capital lease	736	718
Other current liabilities	827	679

Total current liabilities	11,744	12,603

Obligations under capital leases	396	587
Deferred revenue	5,760	5,579
Common stock warrant liability	25,742	28,830
Finance obligation	2,476	2,492
Other liabilities	740	766

Total liabilities	46,858	50,857

Redeemable preferred stock	2,371	2,371
Stockholders' equity (deficit)	45,975	(17,872)

Total liabilities, redeemable preferred stock, and stockholders' equity	$ 95,204	$ 35,356

Statements of Operations (Dollars in thousands):	Three months ended March 31,
(unaudited)
	2014	2013
Revenue
Product revenue	$ 3,162	$ 4,672
Service revenue	2,066	1,373
Research and development contract revenue	346	400
Total revenue	5,574	6,445

Cost of revenue and expenses
Cost of product revenue	3,445	5,089
Cost of service revenue	4,018	2,909
Cost of research and development contract revenue	418	620
Research and development expense	1,253	750
Selling, general and administrative expenses	3,252	2,881
Amortization of intangible assets	566	574

Operating loss	(7,378)	(6,378)

Interest and other income	45	16
Change in fair value of common stock warrant liability	(68,434)	(2,131)
Interest and other expense	(90)	(83)

Loss before income taxes	$ (75,857)	$ (8,576)

Income tax benefit	--	--

Net loss attributable to the Company	$ (75,857)	$ (8,576)

Preferred stock dividends declared	(52)	--

Net loss attributable to common shareholders	$ (75,909)	$ (8,576)

Loss per share: Basic and diluted	$ (0.57)	$ (0.18)

Weighted average number of common shares outstanding	133,750,522	48,566,794

Plug Power Inc.
Reconciliation of Non-GAAP financial measures

Reconciliation of Reported Net loss to Adjusted Net loss

	Three months ended March 31,
	2014	2013

Net loss, as reported	$ (75,909)	$ (8,576)

Change in fair value of common stock warrant liability	(68,434)	(2,131)

Adjusted Net loss	$ (7,475)	$ (6,445)

Adjusted Loss per share: Basic and diluted	$ (0.06)	$ (0.13)

Weighted average number of common shares outstanding	133,750,522	48,566,794

Adjusted Net loss and Adjusted loss per share, basic and diluted, excludes the change in fair value of common stock warrant liability.

Reconciliation of Reported Net loss to EBITDAS

	Three months ended March 31,
	2014	2013

Operating loss, as reported	$ (7,378)	$ (6,378)

Stock based compensation	649	506
Depreciation and amortization	1,024	1,119

EBITDAS	$ (5,705)	$ (4,753)

EBITDAS is defined as operating income (loss), as adjusted for depreciation and amortization expense and charges for equity compensation. EBITDAS is a non-GAAP measure of our financial performance and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Reconciliation of Gross margin percentage to Adjusted gross margin percentage

	Three months ended March 31,
	2014	2013

Product revenue, as reported	$ 3,162	$ 4,672
Service revenue, as reported	2,066	1,373

Deferred revenue recognized in the reporting period	54	470
Current invoiceable value of shipments, recorded to deferred revenue	2	36

Product and service revenues, as adjusted	$ 5,284	$ 6,551

Cost of product revenue	$ 3,445	$ 5,089
Cost of service revenue	4,018	2,909

Gross margin percentage	(42.8%)	(32.3%)

Adjusted gross margin percentage	(41.2%)	(22.1%)

Gross margin percentage is a financial ratio used to indicate the relationship between cost of product and service revenue and product and service revenue. We use the term adjusted gross margin percentage to refer to product and service revenue, as adjusted, less total cost of product and service revenue as a percentage of product and service revenue, as adjusted. This non-GAAP financial measure allows management to view gross margin percentage as if revenue had been fully recognized upon invoicing. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate short-term and long-term profitability trends.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2014	2013
Cash Flows From Operating Activities:
Net loss attributable to the Company	$ (75,857)	$ (8,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment, and investment in leased property	458	545
Amortization of intangible asset	566	574
Stock-based compensation	649	506
Change in fair value of common stock warrant liability	68,433	2,131
Changes in operating assets and liabilities that provide (use) cash:
Accounts receivable	87	(1,555)
Inventory	(1,537)	(1,540)
Prepaid expenses and other current assets	(946)	91
Note receivable	15	15
Accounts payable, accrued expenses, product warranty reserve and other liabilities	(1,116)	643
Deferred revenue	360	1,233
Net cash used in operating activities	(8,888)	(5,933)

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(286)	(2)
Net cash used in investing activities	(286)	(2)

Cash Flows From Financing Activities:
Net change in restricted cash	--	(750)
Proceeds from exercise of warrants	18,312	435
Proceeds from issuance of common stock and warrants	49,702	3,257
Common stock issuance costs	(423)	(943)
Repayment of borrowings under line of credit	--	(3,381)
Proceeds from finance obligation	--	2,600
Principal payments on obligations under capital lease and finance obligation	(187)	(158)
Net cash provided by financing activities	67,404	1,060

Effect of exchange rate changes on cash	(25)	(2)
Increase (decrease) in cash and cash equivalents	58,205	(4,877)
Cash and cash equivalents, beginning of period	5,027	9,380

Cash and cash equivalents, end of period	$ 63,232	$ 4,503

CONTACT: Media and Investor Relations Contact:
         Teal Vivacqua
         Plug Power Inc.
         Phone: 518.738.0269